UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2022

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 28, 2022, MicroStrategy Incorporated (“MicroStrategy”) announced the following:

•

During the period between November 1, 2022 and December 21, 2022, MicroStrategy, through its wholly-owned subsidiary MacroStrategy LLC (“MacroStrategy”), acquired approximately 2,395 bitcoins for approximately $42.8 million in cash, at an average price of approximately $17,871 per bitcoin, inclusive of fees and expenses.

•

On December 22, 2022, MacroStrategy sold approximately 704 bitcoins for cash proceeds of approximately $11.8 million, at an average price of approximately $16,776 per bitcoin, net of fees and expenses. MicroStrategy plans to carry back the capital losses resulting from this transaction against previous capital gains, to the extent such carrybacks are available under the federal income tax laws currently in effect, which may generate a tax benefit.

•

On December 24, 2022, MacroStrategy acquired approximately 810 bitcoins for approximately $13.6 million in cash, at an average price of approximately $16,845 per bitcoin, inclusive of fees and expenses.

After giving effect to the transactions described above, MicroStrategy, together with its subsidiaries, increased its bitcoin holdings by 2,500 bitcoins, from approximately 130,000 bitcoins as of October 31, 2022, to approximately 132,500 bitcoins as of December 27, 2022. The approximately 132,500 bitcoins held by MicroStrategy and its subsidiaries as of December 27, 2022 were acquired at an aggregate purchase price of approximately $4.03 billion and an average purchase price of approximately $30,397 per bitcoin, inclusive of fees and expenses.

As previously disclosed, on September 9, 2022, MicroStrategy entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC and BTIG, LLC, as sales agents (the “Agents”), pursuant to which MicroStrategy may issue and sell shares of its class A common stock, par value $0.001 per share (“Shares”), having an aggregate offering price of up to $500.0 million from time to time through the Agents. On December 28, 2022 the Company also announced that, during the period between October 1, 2022 and December 27, 2022, MicroStrategy had issued and sold an aggregate of 218,575 Shares under the Sales Agreement, at an average gross price per Share of approximately $213.16, for aggregate net proceeds to MicroStrategy (less sales commissions and expenses) of approximately $46.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2022	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel